Exhibit 10.25

CONFIDENTIAL

Certain information identified by [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

COMMERCIAL PACKAGING AGREEMENT

This Commercial Packaging Agreement (“Agreement”) is made as of this 26th day of June, 2014 (“Effective Date”), by and among Clarus Therapeutics, Inc., a Delaware corporation, with a place of business at 555 Skokie Blvd., Suite 340, Northbrook, IL 60062 (“Client”), and Packaging Coordinators, LLC, a Delaware limited liability company, doing business as PCI of Philadelphia and PCI of Woodstock, with a place of business at 3001 Red Lion Road, Philadelphia, Pennsylvania 19114, USA (“PCI”).

RECITALS

A. Client is a pharmaceutical company that develops, markets and sells pharmaceutical products;

B. PCI specializes in packaging for the pharmaceutical industry and has certain technical and commercial information and know-how relating to, among other things, performing packaging and labeling of pharmaceutical and other products, into various sized primary and secondary containers; and

C. Client desires to engage PCI to provide certain commercial packaging services to Client, and PCI desires to provide such services, all pursuant to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

Article 1
DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1 “Affiliate(s)” means, with respect to PCI, Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity. For the purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of an entity or any other comparable equity or ownership interest.

1.2 “Applicable Laws” means (i) all laws, ordinances, rules and regulations, as amended from time to time, of the United States applicable to the Packaging or any aspect thereof and the obligations of PCI or Client, as the context requires, under this Agreement, including cGMP, and (ii) to the extent mutually agreed upon the parties in writing, any applicable laws, rules and regulations of one or more foreign jurisdictions relating directly to PCI’s obligations under this Agreement.

CONFIDENTIAL

1.3 “Authorization to Package” means a document, signed by a Client representative or designee and provided to PCI prior to the commencement of Packaging of such product, indicating the Bulk Product has been authorized to be Packaged.

1.4 “Authorization to Transfer” means a document, signed by a Client representative or designee and provided to PCI, authorizing PCI to transfer the Packaged Product from the Facility.

1.5 “Batch” means a defined quantity of Bulk Product that has been or is being Packaged in accordance with the Specifications.

1.6 “Bulk Product” means bulk and work in process product of Client to be Packaged that is specified in Attachment A.

1.7 “Business Day” means any day other than a Saturday, Sunday or a national holiday in the United States.

1.8 “Certificate of Analysis” means a certificate indicating the Bulk Product’s conformance to the applicable Specifications, signed by a Client representative or designee and provided to PCI prior to the commencement of Packaging of such Bulk Product.

1.9 “Certificate of Conformance” means, with respect to a Client-supplied Material other than Bulk Product, a certificate indicating such Client-supplied Material’s conformance with all required testing and other applicable Specifications, signed by a representative of the supplier of such material and provided to PCI prior to the commencement of Packaging using such material.

1.10 “Certificate of Release” means a certificate indicating that the Packaging conforms with the Specifications, signed by a PCI representative and provided to Client following the completion of Packaging in accordance with the Quality Agreement.

1.11 “cGMP” means all applicable laws, regulations and standards of the United States of America relating to the Packaging including but not limited to, the FDA current Good Manufacturing Practices, as set forth in the Title 21 of the United States Code of Federal Regulations as such regulations and guidelines may be revised from time to time and equivalent non-U.S. regulations solely to the extent such non-U.S. jurisdictions are otherwise included in the definition of “Applicable Laws.”

1.12 “Client” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.13 “Client Indemnities” has the meaning set forth in Section 13.1.

1.14 “Client Intellectual Property” means all Intellectual Property and embodiments thereof owned by or licensed to Client as of the date hereof or after by Client.

1.15 “Client Material Loss” has the meaning set forth in Section 3.1(h).

CONFIDENTIAL

1.16 “Client-supplied Materials” means any materials to be supplied by or on behalf of Client to PCI for Packaging, as provided in Attachment A, including Bulk Product, artwork and labeling.

1.17 “Confidential Information” has the meaning set forth in Section 10.2.

1.18 “Contract Year” means each consecutive twelve (12) month period beginning on the Effective Date or anniversary thereof, as applicable.

1.19 “Defective Packaging” has the meaning set forth in Section 5.1.

1.20 “Delivery Date” has the meaning set forth in Section 4.3(b).

1.21 “Effective Date” has the meaning set forth in the introductory paragraph.

1.22 “Exception Notice” has the meaning set forth in Section 5.1.

1.23 “Excess Loss” has the meaning set forth in Section 3.1(i).

1.24 “Facility” means PCT’s facility located in Philadelphia, Pennsylvania, or such other facility as agreed by the parties.

1.25 “FDA” means the United States Food and Drug Administration or any successor Regulatory Authority having substantially the same function.

1.26 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended or supplemented from time to time.

1.27 “Firm Commitment” has the meaning set forth in Section 4.2.

1.28 “Initial Term” has the meaning set forth in Section 16.1.

1.29 “Intellectual Property” means all intellectual property (whether or not patented), including without limitation, brands, patents, patent applications, formulae, know-how, trade secrets, copyrights, trademarks, trademark applications, trade names, trade dress, trade secrets, industrial designs, designs, concepts, technical information, manuals, standard operating procedures, instructions, specifications, inventions, processes, data, improvements and developments.

1.30 “Loss Allowance” has the meaning set forth in Section 3.1(g).

1.31 “Losses” has the meaning set forth in Section 13.1.

1.32 “Minimum Requirement” has the meaning set forth in Section 4.1.

1.33 “Package” or “Packaging” or “Packaged” means the packaging of Bulk Product and labeling the packages which contain the Bulk Product in accordance with the Specifications.

CONFIDENTIAL

1.34 “Packaged Product” means the finished Packaging produced by PCI under this Agreement.

1.35 “PCI” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.36 “PCI Fault” has the meaning set forth in Section 5.1.

1.37 PCI Indemnities” has the meaning set forth in Section 13.2.

1.38 “PCI Intellectual Property” means all Intellectual Property and embodiments thereof owned by or licensed to PCI as of the date hereof or after by PCI.

1.39 “Pricing” has the meaning set forth in Section 7.1(a).

1.40 “Purchase Order” has the meaning set forth in Section 4.3(a).

1.41 “Quality Agreement” has the meaning set forth in Section 9.8.

1.42 “Raw Materials” means all raw materials, supplies, components and packaging necessary to Package and ship Packaged Product in accordance with the Specifications, as provided in Attachment A, but not including Client-supplied Materials.

1.43 “Recall” has the meaning set forth in Section 9.6.

1.44 “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug applications, New Drug Applications and Abbreviated New Drug Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of Packaged Product.

1.45 “Regulatory Authority” means any federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the United States (including the FDA) responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally, and any equivalent non-U.S. governmental or regulatory bodies solely to the extent such non-U.S. jurisdictions are otherwise included in the definition of “Applicable Laws.”

1.46 “Review Period” has the meaning set forth in Section 5.1.

1.47 “Rolling Forecast” has the meaning set forth in Section 4.2.

1.48 “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachment A, along with any valid amendments or modifications thereto, in accordance with Article 8.

CONFIDENTIAL

1.49 “Supplier” has the meaning set forth in Section 3.3(a),

1.50 “Term” has the meaning set forth in Section 16.1.

Article 2
PROCESSING & RELATED SERVICES

2.1 Supply and Purchase of Packaging. PCI shall Package Bulk Product in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement for the consideration provided herein. Client shall be responsible for the manufacturing and testing of Bulk Products, testing of Packaged Products, and sale and distribution of the Packaged Product.

2.2 Other Related Services. PCI shall provide such related services (including tooling purchases and repair; analytical work; stability; auditing of Suppliers; and retain storage) other than Packaging, as agreed to in writing by the parties from time to time. Such writing shall include the scope and fees for any such services and be appended to this Agreement. The terms and conditions of this Agreement shall govern and apply to such services.

Article 3
MATERIALS

3.1 Client-Supplied Materials.

(a) Supply. Client or a Supplier on Client’s behalf shall supply to PCI for Packaging, at Client’s sole cost and risk, Client-supplied Materials, including Bulk Product, in quantities sufficient to meet Client’s requirements for Packaging, as set forth in Article 4. Client shall deliver or cause to be delivered such items, together with associated Certificates of Analysis, Certificates of Conformance, lot numbers, expiration dates and Authorizations to Package to the Facility no later than 45 days before, but not earlier than 90 days before, the Delivery Date for the Packaged Product in which such items will be used by PCI. If PCI fails to receive the foregoing on a timely basis, PCI shall have the right to return such items to Client or store such items, either at Client’s expense. The preceding supply schedule for Client-supplied Materials may be adjusted upon mutual agreement of the parties if Client is launching a new product. PCI shall use such items solely and exclusively for Packaging hereunder. Prior to first delivery of any such items, Client shall provide to PCI a copy of all associated material safety data sheets, safe handling instructions and health and environmental information, and shall promptly provide any updates, or revisions thereto.

(b) Conformity. Within 15 days of receipt of Client-supplied Materials by PCI, PCI shall confirm that the labels on such items conform to their accompanying packing slip. Unless otherwise expressly required by the Specifications, PCI shall have no obligation to test such items to confirm that they meet the associated Specifications, Certificate of Analysis or Certificate of Conformance or otherwise; but in the event that PCI detects a nonconformity with Specifications, PCI shall give Client prompt written notice (which may be by e-mail) of such nonconformity. PCI shall not be liable for any defects in Client-supplied Materials, or in Packaging or Packaged Product as a result of defective Client-supplied Materials, unless PCI failed to properly perform the foregoing obligations. PCI shall follow Client’s reasonable written instructions in respect of return or disposal of defective Client-supplied Materials, at Client’s sole cost and risk.

CONFIDENTIAL

(c) Customs. Client shall be solely responsible for the proper release and clearance of Client-supplied Materials to be provided by Client or a Supplier for U.S. and foreign customs purposes, including any return thereof required by any Regulatory Authority following improper or unauthorized release, and Client acknowledges that it is the owner of such items for customs purposes. Client shall reimburse PCI for any and all actual, reasonable costs, charges and expenses incurred by PCI in connection with customs clearance and release of any such Client-supplied Materials. Notwithstanding anything to the contrary herein, if any delay in customs clearance or release of any Client-supplied Materials occurs such that PCI cannot supply the quantity of Packaged Product to Client by the Delivery Dates specified in accepted Purchase Orders, then PCI shall not be obligated to supply Packaged Product to Client hereunder until full and proper customs clearance or release is obtained by Client.

(d) Title and Risk of Loss for Client-supplied Materials. Title and risk of loss to Client-supplied Materials shall remain with Client while such items are in the possession of PCI and for the duration of the services for each relevant Product. PCI’s liability for any loss to such Client-supplied Materials shall be solely as set forth in Section 3.1(h). Client shall obtain and maintain insurance for Client-supplied Materials in accordance with Section 15.1.

(e) Artwork and Packaging. Client shall provide or approve, prior to the procurement of applicable components, all artwork, advertising and packaging information necessary for Packaging. Such artwork, advertising and packaging information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof. Such artwork, advertising and packaging information or any reproduction thereof may not be used by PCI in any manner other than performing its obligations hereunder. PCI requires no less than ninety (90) calendar days’ notice of changes in artwork, advertising and packaging information; provided, however, that PCI will work with Client in good faith to expedite copy changes on a quicker basis. If Client provides PCI with less notice of changes in artwork, advertising and packaging information, PCI shall not be responsible for any delay in the delivery of Packaged Products to which such changes apply.

(f) Expired Client-Supplied Materials. Client will be required to dispose of any Client-supplied Materials that have expired within sixty (60) calendar days of such expiration. PCI will manage destruction of such expired Client-supplied Materials if requested by Client and will invoice Client for the actual, reasonable costs thereof. Notwithstanding anything to the contrary herein, PCI reserves the right to refuse to accept deliveries of new Client-supplied Materials pursuant to Section 3.1(a) until Client or its authorized agent has removed, or has authorized PCI to dispose of, all expired Client-supplied Material in PCI’s possession.

(g) Loss Allowance. For each type of Packaged Product, the parties will mutually determine an annual allowance for Bulk Product and other Client-supplied Materials that are not converted to Packaged Product (“Loss Allowance”). The Loss Allowance shall be adjusted in the event of any changes to the Specifications, including without limitation any changes to the Bulk Product. If the parties do not agree, PCI will determine a commercially reasonable Loss Allowance.

CONFIDENTIAL

(h) Liability for Loss. PCI’s liability for loss or damage to Client-supplied Materials is limited to: (i) process scrap arising from the Packaging operations, (ii) Client- supplied Materials that are not reasonably recoverable from Defective Packaging attributable to PCI Fault or (iii) Client-supplied Materials lost or damaged due to PCI’s negligence, gross negligence or willful misconduct in its handling or storing the Client-supplied Materials in accordance with the Specifications (collectively, “Client Material Loss”), but only to the extent that such Client Material Loss exceeds the Loss Allowance. When calculating the amount of Client Material Loss, the following shall not be counted as issued to the line for Packaging: (i) Client-supplied Materials used for samples and testing where expressly required by the Specifications, the Quality Agreement or Applicable Laws, (ii) Packaged Product that must be retained by PCI as samples, pursuant to this Agreement, the Quality Agreement or Applicable Laws, and (iii) Client-supplied Materials that are non-conforming to Specifications.

(i) Annual Reconciliation of Excess Loss; Reimbursement. Within sixty (60) days following the end of each Contract Year, PCI will perform a reconciliation for each type of Packaged Product for the prior Contract Year and will calculate for applicable Client-supplied Materials (i) the Client Material Loss and (ii) the amount, if any, by which the Client Material Loss exceeds the Loss Allowance (such excess referred to as the “Excess Loss”). PCI will reimburse Client for Excess Loss, if any, at the lesser of (i) [***] or (ii) [***], in either case subject to the limitation set forth in Section 14.1. For purposes of this Section 3.1 (i), “cost” shall mean (i) [***] and (ii) [***].

3.2 Raw Materials.

(a) Procurement. PCI shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the parties in writing. PCI shall rely on the Firm Commitment for purchasing Raw Materials for use in the Packaged Products forecasted. To the extent practicable, PCI will procure Raw Materials on a quarterly basis based on projected quarterly requirements in an effort to reduce costs of such components and materials. Notwithstanding anything to the contrary herein, if the lead time necessary to acquire Raw Materials is greater than ninety (90) days, PCI shall submit orders for such Raw Materials based on the Rolling Forecast in a timely manner, and Client shall be liable for such costs incurred by PCI in the event that Client fails to purchase sufficient quantities of Packaged Products as provided in the Rolling Forecast on which PCI relied, as set forth in Section 3.2(c) below. In the event that the quantity of Packaged Products in any Rolling Forecast provided by Client pursuant to Article 4 decreases or increases significantly from one Rolling Forecast to the next, PCI reserves the right (i) to purchase the Raw Materials required for such Packaged Products on a periodic basis as needed to meet such fluctuating requirements and (ii) in accordance with Section 7.2, to adjust the Pricing for such Packaged Products to reflect the costs of such fluctuating purchases.

(b) Title and Risk of Loss for Raw Materials. Title and risk of loss with respect to the Raw Materials used for the Packaged Products will remain with PCI until PCI delivers Packaged Products to a common carrier for shipment to Client.

CONFIDENTIAL

(c) Reimbursement for Raw Materials. In the event of (i) a Specification change for any reason, (ii) obsolescence of any Raw Material or (iii) further to Article 16, termination or expiration of this Agreement, Client shall bear the cost of any unused Raw Materials plus [***], so long as PCI purchased such Raw Materials in quantities consistent with Client’s most recent Firm Commitment, the Supplier’s minimum purchase obligations and Section 3.2(a). Payment will be due within thirty (30) days of Client’s receipt of PCI’s invoice. Notwithstanding the foregoing, Client shall not be liable under this Section 3.2(c) for any such unused Raw Materials in the event such Raw Materials may be used by PCI for the fulfillment of orders from its other clients.

(d) Storage. After ninety (90) days, Raw Materials or Client-supplied Materials, including Bulk Product, held in inventory will be subject to storage and carrying cost of [***] per month.

3.3 Mandated Supplier.

(a) Use of Supplier. In certain instances, Client may require a specific supplier, manufacturer or vendor (“Supplier”) to be used for Raw Materials or to furnish Client- supplied Materials. In such an event, (i) such Supplier will be identified in the Specifications or otherwise in writing, (ii) Client shall be responsible for the timeliness, quantity and quality of supply of Raw Materials or Client-supplied Materials from such Supplier, (iii) PCI shall not be liable for any defects in Raw Materials or Client-supplied Materials from such Supplier, or in Packaging or Packaged Product as a result of such defective Raw Materials or Client-supplied Materials, unless PCI failed to properly perform any testing required by the Specifications, and (iv) Raw Materials from such Supplier shall be deemed, for all purposes hereunder including required supply schedule and liability, Client-supplied Materials. If a Supplier fails to deliver the appropriate quantity and quality of Raw Materials or Client-supplied Materials on the required supply schedule and PCI is unable to resolve the issue with Supplier, PCI shall so notify Client of such supply issue and Client shall, to the extent practicable, have a discussion with the Supplier in an effort to resolve such failure. Client shall have no obligation to continue such discussion with the Supplier following the initial discussion or after such offer of an initial discussion, if the Supplier refuses such discussion. If a Supplier refuses such discussion or fails to supply PCI with Raw Materials or Client-supplied Materials such that PCI cannot supply Packaged Product to Client, then, to the extent of such failure, PCI shall not be obligated to supply Packaged Product to Client hereunder until such failure to supply is remedied, either with the Supplier or with an alternate supplier.

(b) Costs. If the cost of the Raw Material from any such Supplier is greater than PCI’s costs for the same raw material of equal quality from other suppliers, PCI shall add the difference between PCI’s cost of the Raw Material and the Supplier’s cost of the Raw Material to the Pricing. Client will be responsible for all costs associated with qualification of any such Supplier that has not been previously qualified (as described in Section 3.3(c)) by PCI.

(c) Qualification. Client acknowledges and agrees that any Supplier mandated by Client (i) must meet PCI’s requirements for credit approval and (ii) prior to the delivery of any Raw Materials or Client-supplied Materials by such Supplier to the Facility, must pass either (A) the quality audit conducted by PCI or, (B) if Client acknowledges in writing to PCI no later than thirty (30) days after selection of the Supplier that Client shall be solely responsible for conducting all quality audits of such Supplier, the quality audit conducted by Client. Notwithstanding anything to the contrary herein, Client further acknowledges and agrees that PCI shall not be required to utilize or contract with any Supplier that fails to meet the foregoing credit and audit requirements.

CONFIDENTIAL

Article 4
REQUIREMENTS, PURCHASE ORDERS & FORECASTS

4.1 Requirements. During the Initial Term, Client shall purchase [***] of its requirements for Packaging of the Bulk Product from PCI; provided that such obligation shall terminate in the event that PCI cannot meet the requirements set forth in any Purchase Orders supplied to PCI by Client in accordance with this Agreement.

4.2 Forecast. On or before the 10th day of each calendar quarter, beginning at least 120 days prior to the earliest Delivery Date, Client shall furnish to PCI a written [***] rolling forecast of the quantities of Bulk Product that Client intends to have PCI Package during such period (“Rolling Forecast”). The Rolling Forecast shall be submitted in quarterly buckets and in Excel spreadsheet format and shall include quarterly quantity requirements by Client Packaged Product SKU and the proposed delivery date(s). The first [***] months of such Rolling Forecast shall constitute a binding order for the quantities of Product specified therein (“Firm Commitment”) and the following [***] months of the Rolling Forecast shall be non-binding, good faith estimates. At any time after [***] months, the parties will discuss in good faith changing from quarterly to monthly forecasts. Notwithstanding anything to the contrary herein, if the lead time necessary to schedule production is greater than ninety (90) days, PCI shall schedule production based on the Rolling Forecast in a timely manner. In the event PCI believes it may not be able to meet the requirements of any Rolling Forecast, it shall notify Client within 10 days of receipt of such Rolling Forecast, and the parties shall agree in good faith appropriate modifications to the Rolling Forecast.

4.3 Purchase Orders.

(a) From time to time as provided in this Section 4.3(a), Client shall submit to PCI a binding, non-cancelable purchase order for Packaging specifying the number of Batches, in whole Batch increments, to be Packaged, the Batch size (to the extent the Specifications permit Batches of different sizes), the proposed delivery date(s) for each Batch, and the lot numbers to be applied to such Batches (“Purchase Order”). Concurrently with the submission of each Rolling Forecast, Client shall submit a Purchase Order for the portion of the Firm Commitment which is not already subject to Purchase Order. Purchase Orders for Packaging quantities of Bulk Product in excess of the Firm Commitment shall be submitted by Client at least ninety (90) days in advance of the delivery date(s) requested in the Purchase Order.

(b) Provided that a Purchase Order is consistent with the Firm Commitment and other terms and conditions of this Agreement, within 15 days following receipt of a Purchase Order, PCI may issue a written acknowledgement to Client that it accepts such Purchase Order with the proposed delivery date(s) or reasonable alternative delivery date(s), in which event the parties shall promptly reach mutual agreement on acceptable delivery date(s). The term “Delivery Date(s)” refers to the firm date(s), as agreed upon by the parties pursuant to this Section 4.3(b), upon which PCI must deliver to Client or authorized agent of Client the Packaged Products.

CONFIDENTIAL

(c) PCI may reject Purchase Orders in excess of the Firm Commitment or otherwise not given in accordance with this Agreement.

(d) Notwithstanding Section 4.3(c), PCI shall use commercially reasonable efforts to Package Bulk Product in quantities which are up to [***] in excess of the quantities specified in the Firm Commitment, subject to PCI’s other supply commitments and packaging and equipment capacity; provided, that PCI’s failure to Package Bulk Product quantities in excess of the quantities specified in the Firm Commitment shall not constitute a breach of this Agreement by PCI. Within 15 days of receipt of a Purchase Order for quantities of Packaged Product in excess of the applicable Rolling Forecast, PCI will notify Client of PCI’s capacity to supply such excess quantity.

(e) Notwithstanding any amounts due to PCI under Section 4.1, if Client fails to place Purchase Orders sufficient to satisfy the Finn Commitment, Client shall, within 30 days of receipt of invoice, pay to PCI the Pricing for all Bulk Product that would have been Packaged if Client had placed Purchase Orders sufficient to satisfy the Firm Commitment; provided, however, in the event the Supplier of Bulk Product fails to make timely delivery of the Bulk Product, Client shall not be liable under this Section 4.3(e) for the Pricing with respect to such Bulk Product. Notwithstanding the foregoing, if Client fails to place Purchase Orders sufficient to satisfy the Firm Commitment within any calendar quarter, Client may, at its election and sole discretion, place Purchase Orders in the following calendar quarter to satisfy such Firm Commitment, in lieu of paying to PCI the Pricing for all Bulk Product that would have been Packaged if Client had placed Purchased Orders satisfy the Firm Commitment in such calendar quarter.

4.4 PCI’s Cancellation of Purchase Orders. Notwithstanding Section 4.5, PCI reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Client, and PCI shall have no further obligations or liability with respect to such Purchase Order, if Client refuses or fails to timely supply conforming Client-supplied Materials in accordance with Section 3.1, including artwork or related information. Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by PCI nor shall it absolve Client of its obligation in respect of the Firm Commitment or Minimum Requirement.

4.5 Client’s Modification or Cancellation of Purchase Orders. Client may modify the Delivery Date or quantity of Bulk Product to be packaged in a Purchase Order only by submitting a written change order to PCI at least sixty (60) days in advance of the original Delivery Date covered by such change order. Such change order shall be effective and binding against PCI only upon the written approval of PCI, and notwithstanding the foregoing, Client shall remain responsible for the Firm Commitment. In no event shall PCI be required to incur any costs or suffer any losses in connection with such change order or its efforts to accommodate such a change. Any such costs or losses incurred by PCI shall be paid for by Client.

CONFIDENTIAL

4.6 Unplanned Delay or Elimination of Packaging. PCI shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. PCI shall provide Client with as much advance notice as possible (and will use commercially reasonable efforts to provide at least 15 days’ advance notice where possible) if PCI determines that any Packaging will be delayed or cancelled for any reason.

4.7 Observation of Packaging. In addition to Client’s audit right pursuant to Section 9.5, Client may send a reasonable number of representatives to the Facility to observe Packaging, upon reasonable advance written request to PCI. Such representatives shall abide by all PCI safety rules and other applicable employee policies and procedures, and Client shall be responsible for such compliance and must have the appropriate insurance in place to cover such responsibilities. Client shall indemnify and hold harmless PCI for any Losses resulting from an action, omission or other activity of such representatives while on PCI’s premises. PCI reserves the right to require such representatives to enter into separate confidentiality agreements directly with PCI in such persons’ individual capacities on terms substantially similar to those set forth in Article 10.

Article 5
TESTING; SAMPLES; RELEASE

5.1 Releasing; Rejection. PCI shall provide Client or its designee with a Certificate of Release for each Batch consistent with the requirements in the Quality Agreement. Client shall be responsible for final release of Packaged Product to the market. Unless within 30 days after Client’s receipt of a Batch, including the Certificate of Release and the records relating to such Batch prepared in accordance with the Specifications (“Review Period”), Client or its designee notifies PCI in writing (an “Exception Notice”) that the Packaging of such Batch does not meet the warranty set forth in Section 12.1 (“Defective Packaging”), and provides a sample of the alleged Defective Packaging, the Packaging shall be deemed accepted by Client and Client shall have no right to reject such Batch. Upon timely receipt of an Exception Notice from Client, PCI shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with Client that the Packaging is Defective Packaging and to determine the cause of any nonconformity. If PCI agrees that Packaging is Defective Packaging and determines that the cause of nonconformity is attributable solely to PCI’s negligence or willful misconduct (“PCI Fault”), then Section 5.3 shall apply. For avoidance of doubt, where the cause of nonconformity cannot be determined or assigned as above, it shall not be deemed PCI Fault.

5.2 Discrepant Results. In the event of a disagreement between the parties regarding whether Packaging is Defective Packaging and/or whether the cause of the nonconformity is PCI Fault, which disagreement cannot be resolved by the parties within 30 days of the date of the completion of PCI’s investigation, the parties shall cause a mutually agreeable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Packaging and its components, including Client-supplied Materials. The independent party’s determination as to whether or not Packaging is Defective Packaging and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by PCI if Packaging is Defective Packaging attributable to PCI Fault, and by Client in all other circumstances.

CONFIDENTIAL

5.3 Defective Packaging. PCI will, at its option, either re-Package at its cost any Batch of Defective Packaging attributable to PCI Fault (and Client shall be liable to pay the Pricing for either the rejected Batch(es) or the replacement Batch(es), but not both), or credit any payments made by Client for such Batch. THE FOREGOING OBLIGATION OF PCI TO RE-PACKAGE OR CREDIT PAYMENTS MADE BY CLIENT AND REIMBURSE FOR CLIENT MATERIALS IN THE EVENT OF EXCESS LOSS UNDER SECTION 3.1 (i) SHALL BE CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PACKAGING AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

5.4 Supply of Material for Defective Packaging. In the event PCI re-Packages pursuant to Section 5.3, Client shall supply, at its cost, PCI with sufficient quantities of Client- supplied Materials in order for PCI to complete such re-Packaging; provided, however, any amounts of Bulk Product that are not reasonably recoverable to be used for such re-Packaging shall constitute “Client Material Loss” and subject to the reconciliation of Excess Loss provided for in Section 3.1(i).

Article 6
DELIVERY

6.1 Delivery. PCI shall tender Packaged Product for delivery Ex Works (Incoterms 2010) the Facility promptly following PCI’s receipt of the Authorization to Transfer, which shall be provided by Client no more than 5 days after PCI’s issuance of a Certificate of Release, provided, that Client’s failure to provide the Authorization to Transfer in such timeframe shall be deemed as authorizing PCI to tender the Packaged Product for delivery. Client shall qualify at least one carrier to deliver Packaged Product; provided, that if Client does not provide such earner, PCI may select one. If the Packaged Product is to be exported out of the United States, Client shall be solely responsible for obtaining all required export or import licenses available to the Packaged Product prior to such export or import and shall reimburse PCI for any and all costs, charges, expenses and import and export duties for delivery and transportation of Packaged Product from the Facility.

6.2 Failure to Take Delivery; Storage. Upon written agreement of the parties, or if Client fails to take delivery of any Packaged Product for which a Certificate of Release has been issued by PCI on any scheduled Delivery Date, PCI shall store such Packaged Product under ambient conditions as Client’s agent. If Client or its authorized agent fails to take delivery within 14 calendar days of the Delivery Date, Client shall be billed [***] per pallet of unshipped Packaged Product at such time and thereafter on the first day of each month until Client or its authorized agent releases and takes delivery of such Packaged Product. For each such Batch of stored Packaged Product, Client agrees that: (A) Client has made a fixed commitment to purchase the Packaging of such Packaged Product, (B) Client has title and risk of loss for such Packaged Product, (C) such Packaging for Packaged Product shall be on a bill and hold basis for legitimate business purposes, and (D) if no rescheduled Delivery Date is determined at the time of billing, PCI shall have the right to ship such Packaged Product to Client within four months after billing. Within 5 days following a written request from PCI, Client shall provide PCI with a letter confirming items (A) through (D) of this Section 6.2 for each Batch of stored Packaged Product.

CONFIDENTIAL

Article 7
PAYMENTS

7.1 Fees. In consideration for PCI performing services hereunder:

(a) Client shall pay PCI the pricing for Packaging set forth on Attachment B (“Pricing”). Such fees shall be paid within 30 days following date of invoice, which invoice shall be submitted to Client by PCI upon tender of delivery of Packaged Product as provided in Section 6.1 or the entry of the Packaged Products into storage as provided in Section 6.2.

(b) Other Fees. Client shall pay PCI for all other fees and expenses of PCI owing in accordance with the terms of this Agreement, including pursuant to Sections 2.2, 4.1, 6.2 and 16.3. Such fees and expenses shall be paid within 30 days following date of invoice, which invoice shall be submitted to Client by PCI as and when appropriate.

7.2 Pricing Adjustment. The Pricing shall be adjusted following advance written notice from PCI to Client and shall be effective on the first day of each contract year of the Term as follows: the Pricing shall be subject to annual increase to reflect any increase in the Producer Price Index, commodity code [***], issued by the Bureau of Labor Statistics, United States Department of Labor over the prior calendar year (based on the publication by the U.S. Department of Labor of the PPI on or about October 15th of the prior calendar year). In addition, the parties acknowledge and agree that the Pricing is based on production volume and PCI performing order runs of consistent size and frequency and that the Pricing shall be subject to review and adjustment promptly following the occurrence of any unanticipated fluctuation in production volume, order run sizes or frequency or fluctuations in forecasted quantities as described in Sections 4.2 and 4.3. For example, such adjustment may include an increase in the Pricing due to reduced order run sizes. In addition, the parties shall negotiate in good faith changes to the Pricing resulting from changes to Applicable Laws that are reasonably likely to materially increase the cost of providing the services. For the sake of clarity and the avoidance of doubt, no price increases resulting from an adjustment provided for in this Section 7.2 shall be implemented for the first twelve (12) months following the effective date of this Agreement.

7.3 Payment Terms. Client shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. In the event payment is not received by PCI on or before the due date, then PCI may, in addition to any other remedies available at equity or in law, at its option, elect to do any one or more of the following: (A) charge interest on the outstanding sum from the due date (both before and after any judgment) at [***] per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws); (B) suspend any further performance hereunder until such invoice is paid in full; and/or (C) terminate this Agreement pursuant to Section 16.2(b).

7.4 Taxes. PCI shall bear and pay all federal, state and local taxes based upon or measured by its net income, and all franchise taxes based upon its corporation existence, or its general corporate right to transact business. Any other tax, however denominated and measured, imposed upon the Products, the Packaged Products or Packaging or upon their storage, inventory, sales, transportation, delivery, use or consumption shall be paid directly by Client, or if prepaid by PCI, shall be invoiced to Client, at cost, as a separate item and paid by Client to PCI,

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Article 8
CHANGES TO SPECIFICATIONS

All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. Any change to the Packaging process shall be deemed a Specification change. No change in the Specifications shall be implemented by PCI, whether requested by Client, requested by PCI or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Pricing). PCI shall respond promptly to any request made by Client for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, PCI shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require. Client shall pay all costs associated with such agreed upon changes. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. PCI reserves the right to postpone effecting changes to the Specifications, or in the case of changes requested or required by any Regulatory Authority postpone Packaging under this Agreement, until such time as the parties agree to and execute the required written amendment.

Article 9
RECORDS; REGULATORY MATTERS

9.1 Batch Records and Data. Within 15 days following the completion of Packaging of each Batch, PCI shall provide Client with properly completed copies of Batch records prepared in accordance with the Specifications; provided, that if an unplanned deviation in the Packaging process occurs, PCI shall provide such Batch records within 10 days following resolution of the unplanned deviation.

9.2 Recordkeeping. PCI shall maintain materially complete and accurate books, records, reports and all other information relating to Packaging, including all information required to be maintained by Applicable Laws, in accordance with PCI standard operating procedures. Such information shall be maintained for a period of at least 13 months from the relevant Packaged Product expiration date or longer if required under Applicable Laws.

9.3 Regulatory Compliance. Client shall be solely responsible for and will obtain all Regulatory Approvals associated specifically with the Packaged Products, including any applications and amendments in connection therewith. Client shall use its best efforts to expedite and obtain all Regulatory Approvals necessary for PCI to commence Packaging at the Facility. PCI will be responsible to maintain all permits and licenses required by any Regulatory Authority with respect to the Facility generally.

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9.4 Governmental Inspections and Requests. PCI shall promptly advise Client if an authorized agent of any Regulatory Authority visits the Facility concerning the Packaging. PCI shall furnish to Client a copy of the relevant portions of any report by such Regulatory Authority within 5 business days of PCI’s receipt of such report. Further, upon receipt of a Regulatory Authority request to inspect the Facility or audit PCI’s books and records with respect to Packaging, PCI shall promptly notify Client, and shall provide Client with a copy of the relevant portions of any written document received from such Regulatory Authority.

9.5 Client Inspections and Audits.

(a) During the Term, up to two duly-authorized employees, agents and representatives of Client shall be granted access for a maximum of up to [***] (unless otherwise agreed to by PCI in writing) upon reasonable prior written notice and at reasonable times during regular business hours to (i) the portion of the Facility where PCI performs Packaging, (ii) relevant personnel involved in Packaging and (iii) Packaging records described in Section 9.2, in each case solely for the purpose of inspecting and verifying that PCI is Packaging in accordance with cGMPs and the Specifications.

(b) Client will arrange audit visits with PCI Quality Management at least 30 days in advance of such visit. Inspections shall be designed to minimize disruption of operations at the Facility. Client may not conduct an inspection under this Section 9.5 more than [***] during any 12-month period; provided, that additional inspections may be conducted upon reasonable advance written notice in the event there is a material quality or compliance issue concerning Packaging.

(c) Employees, agents and representatives of Client performing an audit or inspection shall abide by all PCI safety rules and other applicable employee policies and procedures, and Client shall be responsible for such compliance and must have the appropriate insurance in place to cover such responsibilities. Client shall indemnify and hold harmless PCI for Losses resulting from any action, omission or other activity of such representatives while on PCI’s premises. PCI reserves the right to require such representatives to enter into separate confidentiality agreements directly with PCI in such persons’ individual capacities on terms substantially similar to those set forth in Article 10.

9.6 Recall. If a Regulatory Authority orders or requires the recall of any Packaged Product supplied hereunder or if Client or PCI believes a recall, field alert, Packaged Product withdrawal or field correction (“Recall”) may be necessary with respect to any Packaged Product supplied under this Agreement, the party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other party in writing. With respect to any Recall, PCI shall provide all necessary cooperation and assistance to Client. Client shall provide PCI with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from PCI. The cost of any Recall shall be borne by Client, and Client shall reimburse PCI for expenses incurred in connection with any Recall, in each case unless such Recall is caused solely by PCI’s gross negligence or willful misconduct in which case PCI’s liability for such Recall costs and expenses is limited to a maximum of the lesser of (i) [***] or (ii) [***]. For purposes of clarification, Recall costs and expenses shall include, without limitation, [***]. In the event that a Product is Recalled or Client is required to disseminate information relating to Packaged Product covered by this Agreement, Client shall so notify PCI within a reasonable time so as to enable PCI to provide Client with such assistance in connection with such Recall as may reasonably be requested by Client. PCI will comply with all such reasonable requests from Client. Client shall handle exclusively the organization and implementation of all Recalls of Products and Packaged Products. Any such Recall shall be implemented and administered in a manner which is appropriate and reasonable under the circumstances and in conformity with any requests or orders of the applicable Regulatory Authority, as well as to the extent not inconsistent with requests or orders of the applicable Regulatory Authority, accepted trade practices.

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9.7 Duty to Inform. Client shall inform PCI immediately of any important information relating to the activity, side effects, toxicity and/or safety of the Products or Packaged Products that becomes known to Client during the term of this Agreement and that is relevant to the performance of the services by PCI.

9.8 Quality Agreement. Prior to the first Packaging hereunder, the parties shall negotiate in good faith and enter into a Quality Agreement setting forth the parties’ respective quality control, technical and regulatory responsibilities relating to the Packaging of Bulk Product under this Agreement (the “Quality Agreement”). The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

Article 10
CONFIDENTIALITY AND NON-USE

10.1 Mutual Obligation. PCI and Client each agrees that it will not use the other party’s Confidential Information except in connection with the performance of its obligations hereunder and will not disclose the other party’s Confidential Information to any third party without the prior written consent of the other party, except as required by law, regulation or court or administrative order; provided, that prior to making any such legally required disclosure, the party making such disclosure shall give the other party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each party may disclose the other party’s Confidential Information to any of its Affiliates that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Article 10 and (C) agree to be bound by the terms of this Article 10. Without prejudice to the rights and remedies otherwise available to a party at law or in equity, the parties agree that a non-breaching party shall be entitled to seek equitable relief by way of specific performance and injunction or otherwise if the other party breaches or threatens to breach any of the provisions of this Article 10.

10.2 Definition. As used in this Agreement, the term “Confidential Information” includes all such information furnished by PCI or Client, or any of their respective representatives or Affiliates, to the other party or its representatives or Affiliates, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other Intellectual Property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either party, or any of their respective representatives or Affiliates, containing or based in whole or in part on any such information furnished by the other party or its representatives or Affiliates. Confidential Information also includes the existence of this Agreement and its terms.

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10.3 Exclusions. Notwithstanding Section 10.2, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the receiving party at the time of disclosure as evidenced by the receiving party’s written records, (C) becomes available to the receiving party on a non- confidential basis from a source that the receiving party reasonably believes is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the receiving party without reference to the Confidential Information of the other party as evidenced by the receiving party’s written records.

10.4 No Implied License. Except as expressly set forth in Section 11.1, the receiving party will obtain no right of any kind or license under any Confidential Information of the disclosing party, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the party disclosing such information or data, subject to Article 11.

10.5 Return of Confidential Information. Upon expiration or termination of this Agreement, the party receiving Confidential Information will cease its use and, upon request, within 30 days either return or destroy (and certify as to such destruction) all Confidential Information of the other party, including any copies thereof, except for a single copy thereof which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement. Notwithstanding the generality of the foregoing, nothing contained herein shall be construed as requiring the destruction of system wide back-up materials which may incidentally contain or have reference to Confidential Information.

10.6 Survival. The obligations of this Article will terminate 5 years from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under applicable law.

Article 11
INTELLECTUAL PROPERTY

11.1 Ownership of Client Intellectual Property; License. All Client Intellectual Property, including any improvements thereto (except as such improvement may relate to packaging which shall be deemed PCI Intellectual Property), shall be the sole and exclusive property of Client. Client grants to PCI a non-exclusive, non-transferable, royalty-free license to use Client Intellectual Property solely to the extent necessary for PCI to perform its obligations under this Agreement. No other license to Client Intellectual Property is hereby granted.

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11.2 Ownership of PCI Intellectual Property. All PCI Intellectual Property, including but not limited to any improvements to packaging processes, shall be the sole and exclusive property of PCI. No license or other right to PCI Intellectual Property is granted to Client.

11.3 Ownership of Deliverables. Except as set forth in Section 11.2, all data and information resulting from the conduct of Packaging and required to be delivered to Client hereunder shall be the sole property of Client and shall be subject to Client’s exclusive use, commercial or otherwise.

Article 12
REPRESENTATIONS AND WARRANTIES

12.1 PCI. PCI represents, warrants and undertakes to Client that Packaging shall have been performed in accordance with Applicable Laws and in conformance with the Specifications; provided, that PCI shall not be liable for defects attributable to Client-supplied Materials (including artwork and labeling).

12.2 Client. Client represents, warrants and undertakes to PCI that:

(a) the Client-supplied Materials (including artwork and labeling) shall have been produced in accordance with and not violate Applicable Laws and shall comply with all applicable specifications;

(b) no Client-supplied Materials shall, at the time of delivery, be (i) adulterated or misbranded within the meaning of the FD&C Act, or any similar law of any other jurisdiction, or (ii) an article which may not, under the provisions of the FD&C Act, or any similar law of any other jurisdiction, be introduced into interstate commerce;

(c) no specific safe handling instructions, health and environmental information or material safety data sheets are applicable to any other Client-supplied Materials, except as provided to PCI in writing by Client in sufficient time for review and training by PCI;

(d) all Packaged Product delivered to Client by PCI will be held, used and disposed of by or on behalf of the Client in accordance with all Applicable Laws, and Client will otherwise comply with all laws, rules, regulations and guidelines applicable to Client’s performance under this Agreement and its use of Packaged Product provided by PCI under this Agreement;

(e) Client will not release any Batch of Packaged Product if Client knows or can reasonably determine that Packaging does not comply with the Specifications;

(f) Client has all necessary authority to use and to permit PCI to use pursuant to this Agreement all Intellectual Property related to Client-supplied Materials (including artwork and labeling), and the Packaging, including any copyrights, trademarks, trade dress, trade secrets, patents, inventions and developments; and

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(g) to Client’s best knowledge, the work to be performed by PCI under this Agreement will not violate or infringe upon any trademark, trade name, copyright, patent, trade secret, trade dress or other Intellectual Property or other right held by any person or entity.

12.3 Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 12 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

Article 13
INDEMNIFICATION

13.1 Indemnification by PCI. PCI shall indemnify, defend and hold harmless Client, its Affiliates, and their respective directors, officers, employees, representatives, and agents (“Client Indemnities”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement or (B) any negligence or willful misconduct by PCI; in each case except to the extent that any of the foregoing arises out of or results from any Client Indemnities’ negligence, willful misconduct or breach of this Agreement.

13.2 Indemnification by Client. Client shall indemnify, defend and hold harmless PCI, its Affiliates, and their respective directors, officers, employees, representatives, and agents (“PCI Indemnities”) from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any manufacture, labeling, packaging, sale, promotion, distribution or use of or exposure to Client- supplied Materials or Packaged Product, including product liability or strict liability, (C) Client’s exercise of control over the Packaging, to the extent that Client’s instructions or directions violate Applicable Laws, (D) use of a Supplier, (E) any actual or alleged infringement or violation of any third party Intellectual Property by Client’s Intellectual Property, products or components of Client, including Client-supplied Materials, information provided by Client or otherwise caused by Client, or (F) any negligence or willful misconduct by Client; in each case except to the extent that any of the foregoing arises out of or results from any PCI Indemnities’ negligence, willful misconduct or breach of this Agreement.

13.3 Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the party seeking indemnification promptly notifying the indemnifying party of any claim or liability of which the party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure. The indemnifying party will assume and conduct the legal defense of the indemnified party in any suit that could result in claims under this Article 13. The indemnifying party will not settle any case without with prior written consent of the indemnified party and such consent shall not be unreasonably withheld or delayed. The indemnified party shall cooperate with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations at the indemnifying party’s expense.

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Article 14
LIMITATIONS OF LIABILITY

14.1 PCI’S LIABILITY UNDER THIS AGREEMENT FOR ANY PACKAGING LOT GIVING RISE TO A PARTICULAR CLAIM SHALL IN NO EVENT EXCEED [***].

14.2 WITH RESPECT TO EACH TYPE OF PRODUCT PACKAGED UNDER THIS AGREEMENT, IN NO EVENT SHALL PCI’S TOTAL LIABILITY UNDER THIS AGREEMENT WITH RESPECT TO ANY [***] PERIOD EXCEED [***] FOR SUCH SPECIFIC TYPE OF PRODUCT PACKAGED GIVING RISE TO THE CLAIM. IN NO [***] PERIOD SHALL PCI’S LIABILITY UNDER THIS AGREEMENT EXCEED [***].

14.3 EXCEPT FOR A PARTY’S BREACH OF SECTION 10.1 (CONFIDENTIALITY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 15
INSURANCE

15.1 By Client. Client shall maintain (i) property insurance against the perils of physical loss, including those generally associated with “all risk” property insurance, flood, earth movement and theft, in amounts sufficient to protect all Client-supplied Materials at PCI’s facility or while in transit, and (ii) a commercial general liability insurance policy covering product liability and personal injury damages with limits of [***] per occurrence. Client agrees to designate PCI as an “additional insured” under such general liability insurance policy. Client shall also carry and maintain in force at all times relevant hereto all other insurance required by law or statute.

15.2 By PCL. PCI shall maintain (i) employer’s liability insurance with a limit of not less than one million dollars ($1,000,000), (ii) commercial general liability insurance with limits of one million dollars ($1,000,000) per occurrence and a general aggregate limit of two million dollars ($2,000,000), (iii) umbrella liability insurance, in excess of the above coverage, with a limit per occurrence of ten million dollars ($10,000,000) and an aggregate limit of ten million dollars ($10,000,000), and (iv) products liability insurance exclusive of the above coverage for general liability, with a per claim limit of ten million dollars ($10,000,000) and an aggregate limit of ten million dollars ($10,000,000).

15.3 General. The policies required in this Article 15 shall remain in effect throughout the term of this Agreement and shall not be canceled or subject to reduction or any other material modification without 30 days’ prior written notice to the other party. Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth is greater than [***] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than [***]. Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] thereafter. Upon the other party’s written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance.

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Article 16
TERM AND TERMINATION

16.1 Term. This Agreement shall commence on the Effective Date and shall continue until the end of the third Contract Year (the “Initial Term”), unless earlier terminated in accordance with Section 16.2 (as may be extended in accordance with this Section, the “Term”). The Term shall automatically be extended for successive one -year periods unless and until one party gives the other party at least one year prior written notice of its desire to terminate as of the end of the then-current Term.

16.2 Termination. This Agreement may be terminated immediately without further action:

(a) by either party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within 30 days, or takes any equivalent or similar action in consequence of debt in any jurisdiction;

(b) by either party if the other party materially breaches any of the provisions of this Agreement and such breach is not cured within 60 days after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Client to make payments in accordance with the terms of this Agreement, PCI may terminate this Agreement if such payment breach is not cured within 20 days of receipt of notice of non-payment from PCI; or

(c) by either party for any reason or no reason upon 12 months’ prior written notice to the other party; or

(d) any required license, permit or certificate required of the other party to perform its obligations under this Agreement is not approved and/or issued, or is revoked, by any applicable Regulatory Authority.

16.3 Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination. In the event of a termination of this Agreement:

(a) PCI shall promptly return to Client, at Client’s expense and at Client’s direction, any remaining inventory of Client-supplied Materials; provided, that PCI shall have no obligation to so return such items until all outstanding invoices sent by PCI to Client have been paid in full.

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(b) In accordance with the provisions regarding payment under this Agreement, Client shall pay PCI all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefore, for any (i) Packaging of Packaged Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Packaging performed pursuant to Purchase Orders that has been completed but Packaged Product has not yet shipped, (iii) in-process Packaging pursuant to Purchase Orders (or, alternatively, Client may instruct PCI to complete such Packaging in process, and the resulting completed Packaged Product shall be governed by clause (ii)) and (iv) in addition to Client’s obligations under Section 3.2(c), all costs and expenses incurred, and all non-cancellable commitments (including all Product specific tooling that has been, or remains to be, amortized) made, in connection with PCI’s performance of this Agreement, so long as such costs, expenses or commitments were made by PCI consistent with Client’s most recent Firm Commitment and the supplier’s minimum purchase obligations.

16.4 Survival. The rights and obligations of the parties shall continue under Article 11 (Intellectual Property), Article 13 (Indemnification), Article 14 (Limitations of Liability), Article 17 (Notice), Article 18 (Miscellaneous); under Article 10 (Confidentiality and Non-Use) and Article 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 3.1(h) (Liability for Loss), 3.1(i) (Annual Reconciliation of Excess Loss; Reimbursement), 5.3 (Defective Packaging), 7.3 (Payment Terms), 7.4 (Taxes), 9.2 (Recordkeeping), 9.6 (Recall), 12,3 (Limitations on Warranties), 16.3 (Effect of Termination) and 16.4 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

Article 17
NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Client:	Clarus Therapeutics, Inc.
555 Skokie Blvd., Suite 340
Northbrook, IL 60062
Attn: Facsimile:

To PCI:	Packaging Coordinators, LLC
3001 Red Lion Road
Philadelphia, PA 19114
Attn:
Facsimile: [***]

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Article 18
MISCELLANEOUS

18.1 Entire Agreement; Amendments. This Agreement, together with all Attachments and the Quality Agreement, as well as that certain Confidentiality Agreement dated April 5, 2013 between the parties, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the subject matter hereof, including for avoidance of doubt, that certain quotation letter (QTE 011408AA, 011409AA (version 3)) dated February 4, 2014. To the extent of any conflict or inconsistency between this Agreement and any Purchase Order, invoice, confirmation, acceptance or similar document, the terms of this Agreement shall govern in all respects. No term of this Agreement may be amended except upon written agreement of the parties, unless otherwise expressly provided in this Agreement.

18.2 Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof’, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

18.3 Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

18.4 No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

18.5 Severability. If any terni of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining tenus of this Agreement will continue in full force and effect.

18.6 Independent Contractors. The relationship of PCI and Client is that of independent contractors, and neither will incur any debts or make any commitments for the other except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither PCI nor Client shall have any responsibility for the hiring, termination or compensation of the other’s employees or contractors or for any employee benefits of any such employee or contractor.

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18.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent, assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.

18.8 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.

18.9 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.10 Alternative Dispute Resolution. If any dispute arises between the parties in connection with this Agreement, such dispute shall be presented to the respective presidents or senior executives of PCI and Client for their consideration and resolution. If such parties cannot reach a resolution of the dispute, then such dispute shall be resolved by binding alternative dispute resolution in accordance with the then existing commercial arbitration rules of CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in the jurisdiction of the defendant party, in the English language.

18.11 Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in such proceeding from the other party.

18.12 Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

18.13 Setoff. Without limiting PCI’s rights under law or in equity, PCI and its Affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against any and all amounts due to PCI from Client. For purposes of this Section, PCI, its Affiliates, parent or related entities shall be deemed to be a single creditor.

CONFIDENTIAL

18.14 Force Majeure. Except as to payments required under this Agreement, a party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, strikes, lockouts, slowdowns, delay of subcontractors or vendors, war (declared or undeclared) or insurrection, civil commotion, terrorism, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, public utilities or common carriers; provided, that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section 18.14 shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for 180 days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

18.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Signature page follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

PACKAGING COORDINATORS, LLC		CLARUS THERAPEUTICS, INC.

By:	/s/ Philip Dibiacomo	By:	/s/ Robert E. Dudley
Name:	Philip Dibiacomo	Name:	Robert E. Dudley
Its:	Sr. VP of Sales and Marketing	Its:	President & CEO

Signature Page to Commercial Packaging Agreement

CONFIDENTIAL

ATTACHMENT A

SPECIFICATIONS

I.	Client-supplied Materials (and associated specifications)

a.	Bulk Capsules Specifications: Attached

b.	Bulk Capsule Shipping Box: The bulk capsules are stored and shipped from the manufacturing site to the packaging site in a cardboard box lined with a polyethylene bag.

II.	Raw Materials (and associated specifications)

Specifications for the Raw Materials to be supplied by PCI (bottles, closures, labels, outsells, shippers etc.) are set forth in that certain quotation letter (QTE-011408AA, 011409AA (version 3)) dated February 4, 2014 (attached).

III.	Packaging Specifications (including Batch size)

The Packaging Specifications including capsule lot sizes, number of lots per campaign, number of master lots per campaign, and component purchase quantities, are set forth in that certain quotation letter (QTE-011408AA, 011409AA (version 3)) dated February 4, 2014 (attached).Packaged Product Specifications for Testosterone Undecanoate [***] mg and [***] mg Soft Gelatin Capsules

PCI-Clarus Commercial Packaging Agreement	June 12, 2014

Packaged Product Specifications for Testosterone Undecanoate [***] Soft Gelatin Capsules

		Commercial Release Specification	Method(s)
No.	TEST	ACCEPTANCE CRITERIA	METHOD TYPE/ NUMBER
01	[***]	[***]	[***]
02	[***]	[***]	[***]

1

CONFIDENTIAL

ATTACHMENT B

UNIT PRICING, FEES AND MINIMUM REQUIREMENT

Bulk Product	Dosage Form / Unit Strength	Initial Price
Per attached quotation letter

*	Prices do not include cost of tooling or other Product-specific capital items, artwork, shipping, insurance or duty. Prices also do not include any testing, retesting or testing supplies other than as expressly set forth in the Specifications. Prices are based on certain assumptions as to packaging processes, storage conditions, etc., including those set forth in that certain quotation letter (QTE-011408AA, 011409AA (version 3)) dated February 4, 2014. Accordingly, prices are subject to adjustment in the event any such assumptions are subject to revision in connection with the validation of the Product,

MINIMUM REQUIREMENT
Contract Year	Product / Dosage Form	Minimum Requirement
Contract Year 1	[***]	[***]
Contract Year 2	[***]	[***]
Contract Year 3	[***]	[***]
Each additional Contract Year	[***]	[***]

ADDITIONAL FEES
Type of Fee	Amount	Payable
Product Maintenance Fee	[***]	[***]

Quote:	[***]

Prepared for

Clarus Therapeutics, Inc.
555 Skokie Boulevard, Suite 340
Northbrook, IL 60062

Provided by

Packaging Coordinators, Inc.
3001 Red Lion Road
Philadelphia, PA 19114
[***]

Version History

Version Number	Date Issued	Reason
1	January 10/ 2014	New issue
2	January 16, 2014	Add additional options
3	February 4, 2014	Add additional options

Dear Leo,

On behalf of Packaging Coordinators, Inc, I am pleased to present the following quotation for the packaging of your [***] Testosterone softgels at our Philadelphia, PA commercial packaging facility,

Scope:

Packaging Coordinators, Inc, (PCI) will receive bulk [***] Testosterone softgels on behalf of Clarus Therapeutics, Inc. PCI will produce [***].

Materials:

Clarus Therapeutics, Inc. Supplied:

Item	Description
[***]	[***]
[***]	[***]

PCI Supplied:

[***]

Item	Description
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

Item	Description
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3001 Red Lion Road ♦ Philadelphia, PA 19114

PCI Pricing for [***] strength

Estimated Annual Volume	Component Purchase Quantity	Campaign Size (= run size)	Number of Master Lots Per Campaign	Number of Capsule Lots Per Campaign	Price Per [***]Bottles	Comments
(Bottles)	(Bottles)	(Bottles)	([***]bottles per Master Lot)	([***])	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]

[***]

3001 Red Lion Road ♦ Philadelphia, PA 19114

CONFIDENTIAL

PCI Pricing for [***]

Estimated Annual Volume	Component Purchase Quantity	Campaign Size (= run size)	Number of Master Lots Per Campaign	Number of Capsule Lots Per Campaign	Price Per [***]	Comments
(Bottles)	(Bottles)	(Bottles)	([***] bottles per Master Lot)	([***])	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]

[***]

3001 Red Lion Road ♦ Philadelphia, PA 19114

Pricing is subject to change if volumes forecasted are significantly different than assumed.

Tooling

Description	Design	Price	Notes
[***]	[***]	[***]	[***]

Terms for tooling are [***]

Additional Cost Items:

[***]

Notes and Assumptions

1) [***]

2) Quoted prices are subject to review based on commodity fluctuations.

3) Quote assumes standard IQA and packaging room environmental conditions.

4) [***]

5) [***]

6) [***]

7) [***]

8) [***]

Room Dedication Fee Schedule

Annually	[***]	[***]
Annually	[***]	[***]
Annually	[***]	[***]

Payment Terms:

Standard terms are Net 30 days from date of Invoice. FOB Packaging Coordinators facility

Cancellation:

Clarus Therapeutics, Inc. is responsible for all materials purchased on their behalf.

Terms and Conditions

The Standard Terms and Conditions attached to this Quotation as Exhibit 1 are incorporated herein by reference. In the event of a conflict between the terms of this Quotation and the attached Standard Terms and Conditions, the Standard Terms and Conditions shall govern.

Terms and conditions will be negotiable during contract development including limits of liability.

Project Approval and Authorization

By signing below, Clarus Therapeutics, Inc. agrees to the project details as set forth in this Quotation, including the Terms and Conditions, which are attached hereto and are a part of this quotation.

3001 Red Lion Road ♦ Philadelphia, PA 19114

Clarus Therapeutics, Inc.	Packaging Coordinators, Inc.

Signature	Signature

Printed Name	Printed Name

Title	Title

Date	Date

3001 Red Lion Road ♦ Philadelphia, PA 19114

Packaging Coordinators, LLC. Standard Terms and Conditions- Exhibit 1

A. Expiration. This Quotation is vatic! for 30 days from the (fate hereof, and becomes binding If Signed and delivered by both parties during that period.

B. Audits. Client may conduct one duality assurance facility audit per year at no cost. Additional audits will be invoiced separately at the current rate for such services.

C. Regulatory Inspections. PCI will promptly notify Client of any regulatory inspections directly relating to the Project. Client accepts reasonable and documented costs charged by a regulatory authority for such inspections.

D. Price Changes. PCI may revise the prices provided in this Quotation (I) if Client’s requirements or any Client-provided information is inaccurate or incomplete; (ii) if Client revises PCI’s responsibilities or the Project specifications, instructions, procedures, assumptions, processes, test protocols, test methods or analytical requirements; or (Hi) for such other reasons set forth in this Quotation.

E. Payments. PCI will Invoice Client as set forth in this Quotation. PCI charges a late payment fee of 1 ½ % per month for payments not received by the date specified in this Quotation (or if no dale is specified, within 30 days of invoice date). Failure to bill for interest due shall not be a waiver of PCI’s right to charge interest.

F. Taxes. All sales, use, gross receipts, compensating, value-added or other taxes, duties, licenses or fees (excluding PCI’s net income and franchise taxes) assessed by any tax jurisdiction arising from the Project are the responsibility of Client, whether paid by PCI or Client.

G. Hazardous Materials. Client warrants to PCI that no specific safe handling instructions are applicable to any Client-supplied materials, except as disclosed to PCI in writing by the Client in sufficient time for review and training by PCI prior to delivery. Where appropriate or required by law, Client will provide a Material Safety Data Sheet for all Client-supplied materials and finished product,

H. Shipment. Unless otherwise specified in this Quotation, all products and other materials shipped by PCI are delivered EXW (Incoterms 2000) PCI’s facilities and the idle shall pass to Client upon such delivery.

I. Limitations of Liability. PCI’S TOTAL LIABILITY UNDER THIS QUOTATION SHALL IN NO EVENT EXCEED THE TOTAL PEES PAID UNDER THIS QUOTATION (BUT EXCLUDING FEES FOR PROCURING COMPARATOR DRUG). PCI’S LIABILITY UNDER THIS QUOTATION FOR ANY AND ALL. CLAIMS FOR LOST, DAMAGED OR DESTROYED API OR CLIENT-SUPPLIED MATERIALS, WHETHER OR NOT INCORPORATED INTO FINISHED PRODUCT, SHALL NOT EXCEED $5,000. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE UNDER THIS QUOTATION, INCLUDING WITHOUT LIMITATION LOSS OF REVENUES, PROFITS OR DATA, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

J. Confidentiality. All information disclosed by a party in connection with this Quotation shall be confidential Information, unless such Information is (i) already known to the receiving party, as evidenced by written records; (ii) independently developed or discovered by the receiving party without the use of the disclosing party’s confidential information, as evidenced by written records; (iii) in the public domain, other than through the fault of the receiving party; (iv) disclosed to the receiving party by a third party not in breach of a duty of confidentiality owed to the disclosing party; or (v) required to be disclosed by law, or court or administrative order; provided, that the receiving party first gives prompt notice thereof to the disclosing party. Neither party shall, without the other party’s prior written consent, use the confidential information of the other party or disclose such information to anyone other than employees of the receiving party or its affiliated entities who require such information to perform such party’s obligations under this Quotation. This undertaking shall survive for 7 years following the date of this Quotation.

K. Intellectual Property. For purposes hereof, “Client IP” means all intellectual property and embodiments thereof owned by or licensed to Client as Of the date hereof or developed by Client other than m connection with the Project; “PCI IP” means all intellectual property and embodiments thereof owned by or licensed to PCI as of the date hereof or developed by PC) other than in connection with the Project; ‘‘invention’’ means any intellectual property developed by either party in connection with the Project; “API Inventions” means any Invention that relates exclusively to the Client IP or Client’s patented API; and “Process Inventions” means any Invention, other than an API Invention, that relates exclusively to the PCI IP or relates to developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing pharmaceutical products generally. All Client IP and API Inventions shall be owned solely by Client and no right therein is granted to PCI under this Quotation except for use in performing the Project. All PCI IP and Process Inventions shall be owned solely by PCI and no right therein is granted to Client under this Quotation. All Inventions to generic API (other than API Inventions and Process Inventions), if any, shall be owned jointly by PCI and Client. The parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each party shall be solely responsible for costs associated with the protection of its intellectual property.

3001 Red Lion Road ♦ Philadelphia, PA 19114

L. Warranties. PCI will perform the Project in accordance with the written specifications and Project instructions expressly set forth or referenced in this Quotation and United States current Good Manufacturing Practices or current Good Laboratory Practices, as applicable. THE WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY PC) TO CLIENT, AND PCI MAKES NO OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

M. Client Obligation. Unless otherwise agreed to by the parties in writing, Client is solely responsible to (i) provide complete and accurate scientific data regarding the Project; (ii) if applicable, review and approve all in-process and finished product test results to ensure conformity of such results with the product specifications, regardless of which party is responsible for finished product release; (Hi) prepare all Submissions to regulatory authorities; and (iv) perform such other obligations of Client set forth in this Quotation.

N. Indemnification. Client will indemnify PCI , Its affiliates and their respective directors, officers, employees and agents against any third- party claim arising directly or indirectly from (I) the manufacture, promotion, marketing, distribution or sale of, or use of or exposure to, the product, API and Client-supplied materials that are the subject of the Project; (ii) the negligence or willful misconduct of Client; (in) the breach of this Quotation by Client; or (iv) the use of any intellectual property provided by Client to PCI. PCI will indemnify Client against any third-party claim arising directly or indirectly from the negligence or willful misconduct of PCI or the breach of this Quotation by PCI.

O. Set-Off. Without limiting PCI ‘s rights under law or in equity, PCI and its affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against all amounts due to PCI from Client, For purposes of this Article, PCI , its affiliates, parent or related entities, shall be deemed to be a single creditor.

P. Force Majeure. Neither party will be liable for any failure to perform or for delay in performance resulting from any cause beyond its reasonable control, including without limitation acts of God, fires, floods or weather, strikes or lockouts, factory shutdowns, embargoes, wars, hostilities or riots, or shortages in transportation. If the cause continues unabated for 90 days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Quotation should result from such cause.

Q. Use and Disposal. Client represents and warrants to PCI that Client will hold, use and/or dispose of products and other materials provided by PCI in accordance with all applicable laws, rules and regulations. Client grants PCI full authority to use any Client-supplied materials for purposes of the Project,

R. Component Inventory. Component inventory held over 90 days may be subjected to reimbursement to PCI by customer, in addition, applicable storage fees may be applied to component inventory held over 90 days,

S. Record Retention. Unless the parties otherwise agree in writing, PCI will retain batch, laboratory and other technical records for the minimum period required by applicable law.

T. Independent Contractor. The relationship of the parties is that of independent contractors and not of joint venturers, co-partners, employer/employee or principal/agent.

U. Publicity. Neither party will make any press release or other public disclosure regarding this Quotation or the transactions contemplated hereby without the other party’s express prior written consent, except as required by applicable law, by any governmental agency or by the rules of any stock exchange on which the shares of the disclosing party are listed, In which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or public disclosure.

V. Amendment & Precedence. These Standard Terms and Conditions constitute a part of the Quotation to which they are attached (collectively, “this Quotation”); provided, that these Standard Terms and Conditions supersede any conflicting terms and conditions set forth in the Quotation to which they are attached or any Client purchase order. This Quotation constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the Project. No term of this Quotation may be amended except upon written agreement of both parties.

W. Dispute Resolution. If a dispute noses between the parties in connection with this Quotation, the respective presidents or Senior Executives of PCI and Client shall first attempt to resolve the dispute If such parties cannot resolve the dispute, such dispute shall be resolved m the jurisdiction of lire défendant party by binding arbitration in accordance with the then existing commercial arbitration rules of The CPR Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017.

X. Survival. Subject to execution, the rights and obligations of Client and PCI in Articles I, J, K, N, T, V and W of these Standard Terms and Conditions shall survive termination or expiration of this Quotation.

3001 Red Lion Road ♦ Philadelphia, PA 19114